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                                                                  EXHIBIT 10.2.4


                            NEGATIVE PLEDGE AGREEMENT

                                 April 30, 1998


Greyrock Business Credit
10880 Wilshire Blvd.  Suite 950
Los Angeles, CA  90024

Gentlemen:

        Reference is made to the Loan and Security Agreement between you ("GBC") and us and certain of our affiliates dated of even date (the "Loan Agreement") and the documents and instruments relating thereto (with the Loan Agreement, collectively, the "Loan Documents"). (Capitalized terms used in this Letter Agreement, which are not defined, shall have the meanings set forth in the Loan Agreement.)

        This will confirm our agreement that we shall not permit our subsidiary, Cerplex SAS, a French "societe anonyme simplifiee" organized under the laws of France (the "French Subsidiary"), to encumber or grant security interests in any of its assets of any kind or to permit any of its assets to be subject to any liens or charges, except for "Permitted Liens" (as defined in the Loan Agreement). Without limiting the foregoing, within 30 days after the date hereof, we shall cause the general assembly of shareholders of the French Subsidiary to adopt appropriate resolutions or take other corporate action to require that any encumbrance, grant of a security interest, lien or charge on any of its assets (other than Permitted) will require the unanimous consent of the shareholders, in order to implement this Agreement (but this Agreement shall be fully effective notwithstanding any failure to adopt such resolutions), and we shall provide you with written evidence of the same within said 30-day period.

        This Negative Pledge Agreement and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties. This Letter Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. Upon termination of the Loan Agreement and payment in full of all of the Obligations, this Negative Pledge Agreement shall terminate and be of no further force or effect.

                               Sincerely yours,

                               Cerplex, Inc. (formerly The Cerplex Group, Inc.), a Delaware corporation


                               By_____________________________________
                               Title__________________________________


Accepted and agreed:

Greyrock Business Credit, a Division of
NationsCredit Commercial Corporation



By____________________________________
Title_________________________________